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                                                                EXHIBIT 99.g(1)

[STATE STREET LOGO]


                       STATE STREET BANK AND TRUST COMPANY

                           GLOBAL CUSTODY FEE SCHEDULE

                               HARBOR GROWTH FUND
                            HARBOR INTERNATIONAL FUND
                                HARBOR VALUE FUND
                        HARBOR CAPITAL APPRECIATION FUND
                                HARBOR BOND FUND
                            HARBOR MONEY MARKET FUND
                           HARBOR SHORT DURATION FUND
                             HARBOR INTERNATIONAL II
                           HARBOR INTERNATIONAL GROWTH

                         EFFECTIVE DATE: JANUARY 1, 1999

I.       PORTFOLIO AND FUND ACCOUNTING

         INCLUDES: MAINTAINING MULTI-CURRENCY INVESTMENT LEDGERS, AND PROVIDING POSITION AND INCOME REPORTS. MAINTAINING GENERAL LEDGER AND CAPITAL STOCK ACCOUNTS IN COMPLIANCE WITH GAAP (FAS 52). PREPARING DAILY TRIAL BALANCES. CALCULATING NET ASSET VALUES DAILY. PROVIDING SELECTED GENERAL LEDGER REPORTS. SECURITIES YIELD OR MARKET VALUE QUOTATIONS WILL BE PROVIDED TO STATE STREET BY THE FUND OR VIA STATE STREET'S PRICING SERVICE (SEE SECTION III). (THE FEE IS CALCULATED USING BASIS POINTS PER PORTFOLIO PER ANNUM: 1 BASIS POINT = 0.01%).

         DOMESTIC FUNDS (COMPLEX-WIDE)
         --------------
         FIRST $5 BILLION                                      1.00 BASIS POINTS
         THEREAFTER                                             .50 BASIS POINTS

         INTERNATIONAL FUNDS (COMPLEX-WIDE)
         -------------------
         FIRST $5 BILLION                                      1.75 BASIS POINTS
         THEREAFTER                                             .50 BASIS POINTS

         NEW FUND MINIMUM                                      $2,000/MO.


II.      GLOBAL CUSTODY

         INCLUDES: MAINTAINING CUSTODY OF FUND ASSETS. SETTLING PORTFOLIO PURCHASES AND SALES. REPORTING BUY AND SELL FAILS. DETERMINING AND COLLECTING PORTFOLIO INCOME. MAKING CASH DISBURSEMENTS AND REPORTING CASH TRANSACTIONS. MONITORING CORPORATE ACTIONS. WITHHOLDING FOREIGN TAXES. FILING FOREIGN TAX RECLAIMS.


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
                               ASSETS     TRANSACTIONS                                               ASSETS     TRANSACTIONS
                           (basis points)        ($)                                             (basis points)       ($)
------------------------------------------------------------           ---------------------------------------------------------
Argentina                      30.00            75.00                  Jordan                        25.00          125.00
Austria                         7.00            50.00                  Kenya                         35.00          125.00
Australia                       4.00            30.00                  Korea                          7.00           30.00
Bahrain                        45.00           125.00                  Lebanon                       45.00          125.00
Bangladesh                     35.00           100.00                  Malaysia                      10.00           60.00
Belgium                        10.00            75.00                  Mauritius                     45.00          125.00
Bermuda                        12.00           100.00                  Mexico                        10.00           25.00
Bolivia                        12.00            25.00                  Morocco                       45.00          100.00
Botswana                       35.00           100.00                  Namibia                       35.00           60.00
Brazil                         27.50            75.00                  New Zealand                    7.00           30.00
Bulgaria                       20.00           100.00                  Netherlands                    8.00           30.00
Canada                          5.00            25.00                  Norway                         8.00           60.00
Cedel                          12.00            25.00                  Oman                          45.00          125.00
Chile                          18.00            75.00                  Pakistan                      25.00          100.00
China                          18.00           100.00                  Peru                          30.00          100.00
Columbia                       35.00           100.00                  Philippines                   18.00           75.00
Croatia                        35.00           100.00                  Poland                        25.00           75.00
Cyprus                         45.00            60.00                  Portugal                      18.00           75.00
Czech Republic                 18.00            75.00                  Romania                       18.00           75.00
Denmark                         4.00            75.00                  Russia                        25.00          100.00
Ecuador                        18.00            75.00                  S. Africa                     18.00           60.00
Egypt                          18.00            80.00                  Singapore                     12.00           75.00
Estonia                        45.00            25.00                  Slovak Republic               25.00           75.00
Euroclear                       3.00            60.00                  Slovenia                      45.00          100.00
Finland                        12.00            30.00                  Spain                         18.00           30.00
France                          7.00           205.00                  Sri Lanka                     25.00          100.00
Germany                         5.00           100.00                  Swaziland                     45.00           75.00
Ghana                          35.00            75.00                  Sweden                         8.00           30.00
Greece                         18.00            60.00                  Switzerland                    7.00           30.00
Hong Kong                      18.00           100.00                  Taiwan                        18.00           40.00
Hungary                        35.00           125.00                  Thailand                       5.00           35.00
India                          45.00            60.00                  Tunisia                       45.00          125.00
Indonesia                      10.00            45.00                  Turkey                        12.00           45.00
Ireland                         7.00            50.00                  U.K.                           5.00           30.00
Israel                         18.00            30.00                  Uruguay                       40.00           75.00
Italy                           7.00           125.00                  Venezuela                     35.00          125.00
Ivory Coast                    45.00           100.00                  Zambia                        45.00          125.00
Jamaica                        45.00            25.00                  Zimabawe                      35.00          125.00
Japan                           3.00
------------------------------------------------------------           ---------------------------------------------------------


* Excludes: agent, depository and local auditing fees

** Transaction charge waived if brokerage provided by National Securities
Company



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
UNITED STATES - for each line item processed

State Street Bank Repos                                                $7.00

DTC or Fed Book Entry Buy/Sell                                        $12.00

New York Physical                                                     $25.00

PTC Buy/Sell                                                          $20.00

All other trades                                                      $16.00

Maturity Collections                                                   $8.00

Option charge for each option written or closing contract,             25.00
Per issue, per broker

Option expiration/Option exercised                                    $15.00

Interest Rate Futures - no security movement                           $8.00

Monitoring for calls and processing coupons
For each coupon issue held - monthly charge                            $5.00

Holdings charge per security per month                                 $5.00

Principal reduction payments per paydown                              $10.00

Dividend charges (for items held at the request of                    $50.00
Traders over record date in street form)

III.     PRICING SERVICE

MONTHLY BASE FEE PER PORTFOLIO                                       $375.00


MONTHLY QUOTE CHARGE: (BASED ON THE AVERAGE
NUMBER OF POSITIONS IN PORTFOLIO)

-        FOREIGN EQUITIES AND BONDS VIA EXTEL LTD.                     $6.00
-        LISTED EQUITIES, OTC EQUITIES, AND BONDS                      $6.00
-        MERRILL & MULLER                                             $11.00


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IV.  SPECIAL SERVICES

     FEEL FOR ACTIVITIES OF NON-RECURRING NATURE SUCH AS CONSOLIDATIONS OR REORGANIZATIONS, EXTRAORDINARY SECURITY SHIPMENTS AND THE PREPARATION OF SPECIAL REPORTS WILL BE SUBJECT TO NEGOTIATION. FEES FOR AUTOMATED PRICING, STANDARDIZED YIELD CALCULATION, AND OTHER SPECIAL ITEMS WILL BE NEGOTIATED SEPARATELY.

V.   OUT-OF-POCKET EXPENSES

     A BILLING FOR THE RECOVERY OF APPLICABLE OUT-OF-POCKET EXPENSES WILL BE MADE AS OF THE END OF EACH MONTH. OUT-OF-POCKET EXPENSES INCLUDE, BUT ARE NOT LIMITED TO THE FOLLOWING.

     TELEPHONE/TELEXES
     WIRE CHARGES ($5.25 PER WORE IN AND $5.00 OUT)
     POSTAGE AND INSURANCE
     COURIER SERVICE
     DUPLICATING
     LEGAL FEES
     TRANSFER FEES
     SUB-CUSTODIAN OUT-OF-POCKET CHARGES (E.G. STAMP DUTIES, REGISTRATION, ETC.) PriceWaterhouseCoopers Audit Letter
     FEDERAL RESERVE FEE FOR RETURN CHECK ITEMS OVER $2,500 - $5.25 EACH
     GNMA TRANSFER - $15.00 EACH


HARBOR FUND                         STATE STREET BANK & TRUST CO.

By:      /s/ Constance L. Souders   By:     /s/ Jeff Conway
         ------------------------           -------------------------

Title:   Treasurer                  Title:  Vice President
         ------------------------           -------------------------

Date:                               Date:
         ------------------------           -------------------------